Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          RIVERVIEW BANCORP, INC.
------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                          RIVERVIEW BANCORP, INC.
------------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
              N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
              N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
              N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
              N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
              N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
              N/A
------------------------------------------------------------------------------
(3)  Filing party:
              N/A
------------------------------------------------------------------------------
(4)  Date filed:
             N/A
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






                                June 15, 2000




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Riverview Bancorp, Inc. The meeting will be held at the Washington State University Vancouver Campus, 14204 N.E. Salmon Creek Avenue, Vancouver, Washington, on Wednesday, July 19, 2000 at 10:00 a.m., local time.

     The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                             Sincerely,

                             /s/ Patrick Sheaffer

                             Patrick Sheaffer
                             Chairman and Chief Executive Officer

                           RIVERVIEW BANCORP, INC.
                           700 N.E. Fourth Avenue
                          Camas, Washington 98607
                               (360) 834-2231

------------------------------------------------------------------------------
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On July 19, 2000
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Riverview Bancorp, Inc. ("Company") will be held at the Washington State University Vancouver Campus, 14204 N.E. Salmon Creek Avenue, Vancouver, Washington, on Wednesday, July 19, 2000, at 10:00 a.m., local time, for the following purposes:

     1.   To elect two directors of the Company;

     2. To approve the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2001; and

     3. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on May 23, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Phyllis Kreibich

                                  PHYLLIS KREIBICH
                                  CORPORATE SECRETARY

Camas, Washington
June 15, 2000

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------
                             PROXY STATEMENT
                                   OF
                          RIVERVIEW BANCORP, INC.
                          700 N.E. Fourth Avenue
                         Camas, Washington 98607
                              (360) 834-2231
------------------------------------------------------------------------------
                      ANNUAL MEETING OF STOCKHOLDERS
                              JULY 19, 2000
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Riverview Bancorp, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for Riverview Community Bank ("Bank"). The Meeting will be held at the Washington State University Vancouver Campus, 14204 N.E. Salmon Creek Avenue, Vancouver, Washington, on Wednesday, July 19, 2000, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about June 15, 2000.

------------------------------------------------------------------------------
                         VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

      Stockholders Entitled to Vote at Meeting. Stockholders of record at the close of business on May 23, 2000 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of business on the Voting Record Date, the Company had 4,902,503 shares of Common Stock issued and outstanding.

      Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

      Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors. If a stockholder attends the Meeting, he or she may vote by ballot.

     Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

      Vote Required. The two directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Pursuant to the Company's Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors. With respect to the election of directors, votes may be cast for or withheld from the nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominee receiving the greatest number of votes will be elected.

     The approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2001 requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

------------------------------------------------------------------------------
           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and furnish a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity beneficially owned more than 5% of the Company's outstanding Common Stock at the close of business on the Voting Record Date.

     The following table also sets forth, at the close of business on the Voting Record Date, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each executive officer named in the Summary Compensation Table found below ("named executive officers") and (c) all executive officers and directors of the Company as a group.

                                      Number of Shares      Percent of Shares
Name                                Beneficially Owned (1)     Outstanding
----                                ----------------------     -----------

Beneficial Owners of More Than 5%

Riverview Community Bank                   459,441                 9.37%
Employee Stock Ownership Plan Trust

Westport Asset Management, Inc.(2)         338,380                 6.90
253 Riverside Avenue
Westport, Connecticut 06880

Perkins, Wolf, McDonnell & Company(3)      507,400                10.35
53 W. Jackson Boulevard
Suite 722
Chicago, Illinois  60604

Directors

Gary R. Douglass                            34,273                    *
Dale E. Scarbrough(4)                       62,676                 1.27
Robert K. Leick                             15,027                    *
Paul L. Runyan                             118,959                 2.42
Ed Geiger                                    2,000                    *

                          (table continued on next page)

                                      Number of Shares      Percent of Shares
Name                                Beneficially Owned (1)     Outstanding
----                                ----------------------     -----------

Named Executive Officers

Patrick Sheaffer**                         241,799                 4.87
Ron Wysaske**                              142,286                 2.88
Michael C. Yount                            91,641                 1.86
Karen Nelson                                71,833                 1.46

All Executive Officers and
Directors as a Group
 (13 persons)                              822,350                16.13

-----------------
*    Less than 1 percent of shares outstanding.
**   Mr. Sheaffer and Mr. Wysaske are also directors of the Company.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. The amounts shown include the following amounts of Common Stock which the following individuals have the right to acquire within 60 days of the Voting Record Date through the exercise of stock options granted pursuant to the Company's existing stock option plan: Mr. Sheaffer, 58,473 shares; Mr. Wysaske, 43,100 shares; Mr. Douglass, 3,999 shares; Mr. Scarbrough, 13,781 shares; Mr. Leick, 3,999 shares; Mr. Runyan, 3,999 shares; Mr. Yount, 25,556 shares; Ms. Nelson, 13,717 shares; Mr. Geiger, 2,000 shares; and all executive officers and directors of the Company as a group, 194,426 shares.
(2) Based solely on an SEC Schedule 13G, dated February 16, 2000, that discloses sole voting and dispositive power as to 338,380 shares and shared voting and dispositive power as to the remainder.
(3) Based solely on an SEC Schedule 13G, dated February 9, 2000, that discloses shared voting and dispositive power as to 507,400 shares.
(4) Mr. Scarborough is retiring from the Company's Board of Directors upon the expiration of his term and will not be standing for re-election at this year's Meeting.

------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of seven members. In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Dale E. Scarbrough will not be standing for re-election at this Meeting and will no longer serve on the Board of the Directors after this Meeting. In connection with Mr. Scarbrough's decision not to stand for re-election, the Company's Board of Directors voted to reduce the size of the Board of Directors from seven to six members. Two directors, whose names appear in the following table, will be elected at the Meeting to serve for the respective terms set forth in the table, or until their respective successors have been elected and qualified.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the below named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of all nominees set forth in the following table.

    The following table sets forth certain information regarding the nominees for election at the Meeting and those directors continuing in office after the Meeting.

                   Year First
                   Elected        Term to
    Name           Age(1)         Director(2)      Expire
    ----           ------         -----------      ------

                          BOARD NOMINEES

Robert K. Leick     64             1972             2003(3)
Gary R. Douglass    58             1994             2003(3)

                      DIRECTORS CONTINUING IN OFFICE

Paul L. Runyan      65             1979             2001
Ron Wysaske         47             1985             2001
Patrick Sheaffer    60             1979             2002
Edward R. Geiger    58             1999             2002

----------------
(1)  As of March 31, 2000.
(2)  Includes prior service on the Board of Directors of the Bank.
(3)  Assuming the individual is re-elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Robert K. Leick, an attorney in private practice, was a prosecuting attorney with Skamania County, Washington, from 1967 to 1997. He is an active member of numerous community and civic organizations, including the Skamania County Historical Society, Skamania County Chamber of Commerce, Skamania County Economic Development Council and the American Legion.

     Gary R. Douglass, a certified public accountant, is a principal with Douglass & Paulson, P.C., Camas, Washington.

     Paul L. Runyan owns and operates Runyan's Jewelry Store in White Salmon, Washington. He is an active member of numerous civic and community organizations, including the White Salmon Elks, Camas Moose Lodge, Camas Lions Club and the Stevenson Eagles.

     Ron Wysaske joined the Bank in 1976. Before joining the Bank, he was an audit and tax accountant at Price Waterhouse & Co. He became Executive Vice President, Treasurer and Chief Financial Officer in 1981. He is responsible for administering all finance, accounting and treasury functions at the Bank. He is a member of several professional organizations, including the American Institute of Certified Public Accountants and the Financial Managers Society. Mr. Wysaske is a licensed certified public accountant in the State of Washington.

     Patrick Sheaffer joined the Bank in 1965 and has served as President and Chief Executive Officer since 1976. He became Chairman of the Board in March 1993. He is responsible for the daily operations and the management of the Bank. Mr. Sheaffer is active in numerous professional and civic organizations. Mr. Sheaffer is a founding director of Epitope Biotech Company, a Nasdaq-listed company located in Portland, Oregon.

     Edward R. Geiger is a business management and executive search consultant with over 25 years of experience. He has extensive experience in human resources, recruiting, organization development, accounting and finance, cost analysis, purchasing and inventory management, information systems, re-engineering and process improvement. He works with boards of directors, CEOs and entrepreneurs to improve business performance by improving business processes, practices, policies, organization structure, and the recruiting and hiring of key executives. Prior to establishing his consulting firm, Mr. Geiger was Corporate Controller at Pacific Telecom, Inc. His prior experience also includes three other Fortune 500 companies, municipal governments and the military. Mr. Geiger is also a Certified Public Accountant. An active volunteer, he currently serves on the boards of directors of five non-profit organizations, as well as on the board of directors of the International Air Academy and three other companies.

------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended March 31, 2000, the Board of Directors of the Company held 10 regular meetings and no special meetings, and the Board of Directors of the Bank held 13 regular meetings and no special meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     Committees of the Company's Board. The Company's Board of Directors has standing Audit and Nominating Committees. There is no Executive Committee of the Company's Board of Directors.

     The Audit Committee consists of Directors Douglass (Chairman), Geiger and Runyan and is responsible for developing and monitoring the audit program.
The Committee meets with the independent auditors to discuss the results of the annual audit and any related matters. The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices. The Audit Committee met two times during the fiscal year ended March 31, 2000.

     The full Board of Directors of the Company acts as the Nominating Committee to submit nominations for the annual election of directors. The full Board of Directors met one time in its capacity as Nominating Committee during the fiscal year ended March 31, 2000.

     Committees of the Bank's Board. The Company has standing Executive, Audit, Nominating, Personnel/Compensation and Compliance Audit Committees, among others.

     The Executive Committee, which consists of Directors Sheaffer (Chairman), Douglass and Scarbrough, meets as necessary in between meetings of the full Board of Directors. The Executive Committee met 42 times during the fiscal year ended March 31, 2000.

     The Audit Committee consists of Directors Douglass (Chairman), Geiger and Runyan and is responsible for developing and monitoring the audit program.
The Committee meets with the independent auditors to discuss the results of the annual audit and any related matters. The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices. The Audit Committee met two times during the fiscal year ended March 31, 2000.

     The Nominating Committee consists of Directors Leick (Chairman), Runyan and Scarbrough. This Committee submits nominations for the annual election of directors. The Nominating Committee did not meet during the fiscal year ended March 31, 2000.

     The Personnel/Compensation Committee consists of Directors Runyan (Chairman), Douglass and Geiger. This Committee determines annual grade and salary levels for employees and establishes personnel policies. The Personnel/Compensation Committee met three times during the fiscal year ended March 31, 2000.

     The Compliance Audit Committee consists of Leick (Chairman), Douglass, Geiger, Runyan and Scarbrough. This committee is responsible for directing and monitoring the internal audit and compliance programs. The Compliance Audit Committee met nine times during the fiscal year ended March 31, 2000.


------------------------------------------------------------------------------
                          DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     Directors receive an annual retainer of $4,600 and a monthly fee of $320 provided that they attend all meetings held during the month. Directors also receive $200 for each committee meeting attended, except no fees are paid for service on the Executive Committee. Director and committee fees totaled $82,915 for the year ended March 31, 2000.

     Directors may elect to defer their monthly fees until retirement with no income tax payable by the director until retirement benefits are received. This alternative is available through a non-qualified deferred compensation plan adopted by the Bank in December 1986, and subsequently amended. If the participant's employment is terminated on or after the date he attains age 65 or five years of participation in the Plan ("Normal Retirement Date"), the Company shall pay the participant or his designated beneficiaries in annual or monthly installments over a period of 120 months, an amount equal to the balance in the participant's account immediately before the date on which benefits commence, plus interest on the unpaid balance. Participants may also choose two optional forms of benefit payments: (i) a lump-sum payment within five years of the Normal Retirement Date or (ii) an annuity over the life of the participant, or a joint survivor annuity over the lives of the participant and the participant's spouse. Benefits are also payable upon disability, early retirement, termination of service or death. The Company pays annual interest on assets under the plans based on a formula relating to gross revenues, which amounted to 8.29% for the year ended March 31, 2000. The estimated liability under the plan is accrued as earned by the participant.
At March 31, 2000, the Company's aggregate liability under the plans was $1,015,043.

------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

     Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Company and for the executive officers of the Company who received salary and bonus in excess of $100,000 for the year ended March 31, 2000. No other executive officers of the Company or its subsidiaries received salary and bonus in excess of $100,000 during the year ended March 31, 2000.

                                                             Long-term Compensation
                        Annual Compensation(1)                      Awards
                     ------------------------------       ----------------------------
                                                          Restricted        Number            All
Name and                                                  Stock               of          Other Annual
Position             Year     Salary($)     Bonus         Awards($)        Options(2)     Compensation(3)
--------             ----     ---------     -----         ---------        ----------     ---------------
President, Chief     1999      130,531       59,501        89,356           41,227              21,513
Executive Officer    1998      132,884       63,732            --               --              40,346
and Chairman

                                     (table continued on following page)


                                                                6

                                                             Long-term Compensation
                        Annual Compensation(1)                      Awards
                     ------------------------------       ----------------------------
                                                          Restricted        Number            All
Name and                                                  Stock               of          Other Annual
Position             Year     Salary($)     Bonus         Awards($)        Options(2)     Compensation(3)
--------             ----     ---------     -----         ---------        ----------     ---------------
Ron Wysaske          2000       99,846       34,020        60,075               --              14,936
Executive Vice       1999       97,116       34,085        67,086           29,671              21,274
President and        1998       95,149       39,192            --               --              33,823
Chief Financial
Officer

Michael C. Yount     2000       97,009       24,952        51,715               --              14,574
Executive Vice       1999       86,514       28,551        57,739           26,370              20,870
President            1998       84,972       29,140            --               --              28,771

Karen Nelson         2000       86,868       21,504        50,976               --              14,359
Senior Vice Presi-   1999       81,426       26,777        56,914           23,879              20,782
dent of Lending      1998       76,947       28,148            --               --              26,499


-----------------
(1) Does not include certain benefits, the aggregate amounts of which do not exceed 10% of total annual salary and bonus.
(2) Subject to pro rata vesting over a five year period with the first 20% installment vesting on October 1, 1998.
(3) Amounts for 2000 include: Mr. Sheaffer, ESOP contribution of $12,733 and employer 401(k) matching contribution of $2,273; for Mr. Wysaske, ESOP contribution of $12,733 and employer 401(k) matching contribution of $2,203; for Mr. Yount, ESOP contribution of $12,733 and employer 401(k) matching contributions of $1,841; and for Ms. Nelson, ESOP contribution of $12,733 and employer 401(k) matching contribution of $1,626.

     Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended March 31, 2000, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officers.


                                                                                Value of Unexercised
                                                Number of Securities            In-the-Money Options
                   Shares                       Underlying Unexercised Options  at Fiscal Year End($)(1)
                   Acquired on        Value     ------------------------------ --------------------------
    Name           Exercise (#)     Realized($)   Exercisable   Unexercisable  Exercisable  Unexercisable
    ----           ------------     -----------   -----------   -------------  -----------  -------------
Patrick Sheaffer     4,393            44,721        58,472         24,736         217,467         --
Ron Wysaske          2,660            27,079        43,100         17,803         161,782         --
Michael C. Yount     2,582            26,285        25,556         15,822          77,741         --
Karen Nelson         2,064            21,012        13,717         14,327          21,575         --


----------------
(1) Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on March 31, 2000, less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

     Employment Agreements. The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Sheaffer and Wysaske (individually, the
"Executive").

     Under the Employment Agreements, the current salary levels for Messrs. Sheaffer and Wysaske are $133,658 and $99,846, respectively, which amounts are paid by the Bank and may be increased at the discretion of the Board of

Directors of the Bank or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The Employment Agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at March 31, 2000 and that each Executive elected to receive a lump sum cash payment, Messrs. Sheaffer and Wysaske would be entitled to payments of approximately $545,014 and $382,628, respectively. Section 280G of the Internal Revenue Code of 1986, as amended, provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     Severance Agreements. The Company and the Bank have entered into severance agreements with Mr. Yount and Ms. Nelson. The severance agreements provide for severance payments and continuation of other employee benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits are also provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control.

     The term "change in control" is defined in the agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     Assuming that a change in control had occurred at March 31, 2000, and excluding any other benefits due under the severance agreements, the aggregate value of the severance benefits payable to each of Mr. Yount and Ms. Nelson would have been approximately $629,988.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Compensation Committee of the Board of Directors of the Company is responsible for establishing and monitoring compensation policies of the Company and for reviewing and ratifying the actions of the Compensation Committee of the Board of Directors of the Bank. Performance is evaluated and salaries are set by the Compensation Committee of the Bank.

     General. The Bank's Compensation Committee's duties are to recommend and administer policies that govern executive compensation. The Committee evaluates individual executive performance, compensation policies and salaries. The Committee is responsible for evaluating the performance of the Chief Executive Officer of the Bank while the Chief Executive Officer of the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels.

     Compensation Policies. The executive compensation policies of the Bank are designed to establish an appropriate relationship between executive pay and the Company's and Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

     -- To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of the highest caliber;

     -- To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

     -- To motivate executives to enhance long-term stockholder value by building their equity interest in the Company; and

     -- To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.

     The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives, including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

     Base Salary. The Bank's current compensation plan involves a combination of salary, salary-at-risk cash bonuses to reward short-term performance, and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committee continually evaluates current salary levels by surveying similar institutions in Washington State, the Pacific Northwest and the United States. The Compensation Committee's peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Compensation Committee annually reviews the Washington State Financial Industry Survey prepared by Milliman & Robertson, Inc. (actuaries and consultants) covering 104 Washington financial organizations, and the America's Community Banker's Survey of Salaries which covers over 500 financial institutions nationwide.

     Salary-at-Risk Bonus Program. A short-term incentive salary-at-risk bonus plan is in effect for the senior officers of the Bank which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 45% of salary for the Chief Executive Officer, 35% to 40% of salary for the Executive Vice Presidents, and up to 35% of salary for the Senior Vice Presidents, Vice Presidents, and certain other officers. In limited circumstances, salary-at-risk bonuses may be payable at higher levels based on exceptional performance in excess of established targets. The salary-at-risk performance bonus is based primarily on quantifiable data such as return on equity, deposit totals, loan production, and levels of operating expenses compared to revenues. Subjective evaluation of performance is limited.

     Deferred Compensation. Directors and executive officers who are paid to attend board meetings may elect to defer their monthly fees until retirement, with no income tax payable by the directors or executive officers until retirement benefits are received. This alternative is available through a non-qualified deferred compensation plan adopted by the Bank in December 1986, and subsequently amended. Under the plan executive officers may also defer up to 10% of salary and bonuses.

     Long Term Incentive Compensation. In connection with the Company's reorganization into the holding company structure, the Company adopted the 1998 Stock Option Plan and the 1998 Management Development and Recognition Plan for executive officers, employees, and non-employee directors of the Company. These plans were approved by the stockholders of the Company in 1998. Under the plans, non-employee directors, executive officers, and other employees may receive grants and awards. The Company believes that stock ownership by the Company's and the Bank's executives is a significant factor in aligning the interests of the executives with those of stockholders. Stock options and awards under such plans were allocated based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the executive officers' level of responsibility and contributions to the Company and the Bank.

     Compensation of the Chief Executive Officer. During the fiscal year ended March 31, 2000, the base salary of Mr. Sheaffer was $133,658. In addition, he received a salary-at-risk performance bonus of $53,448 and was credited with $15,006 in other compensation (comprised of ESOP contribution of $12,733 and employer 401(k) contribution of $2,273) as set forth in the preceding Summary Compensation Table. Mr. Sheaffer also received $80,022 of restricted stock awards. This resulted in total compensation of $282,134, which represents a 6.2% decrease from the previous year. Mr. Sheaffer's salary-at-risk performance bonus reflected the attainment of the specific performance criteria for the fiscal year established by the Board in the Company's salary-at-risk performance bonus plan. The Committee believes that Mr. Sheaffer's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the superior financial performance of the Company during the fiscal year. Mr. Sheaffer did not participate in the Committee's consideration of his compensation level for the fiscal year.

     Compensation Committee of the Board of Directors:

            /s/Paul L. Runyan, Chairman
            /s/Gary R. Douglass
            /s/Dale E. Scarbrough

     Compensation Committee Interlocks and Insider Participation. No executive officer of the Company has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the S&P 500 (U.S. Stock) Index and a peer group of the SNL All Thrift Index. Total return assumes the reinvestment of all dividends and that the value of the Company's Common Stock and each index was $100 on March 31, 1995.


                                        Period Ending
                    ----------------------------------------------------------
Index               3/31/95   3/31/96   3/31/97  3/31/98   3/31/99   3/31/00
-----               -------   -------   -------  -------   -------   -------
Riverview Bancorp,  100.00    153.25    186.35   447.51    322.71    222.75
 Inc.
S&P 500             100.00    132.10    158.16   234.09    277.24    326.26
SNL Thrift Index    100.00    140.32    195.80   327.58    270.58    214.51

------------------------------------------------------------------------------
              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended March 31, 2000 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

------------------------------------------------------------------------------
                        TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to the Bank's executive officers and directors and at different rates or terms than those offered to the general public and has adopted a policy to this effect. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $442,000 at March 31, 2000. Such loans (i) were made in the ordinary course of business,
(ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

------------------------------------------------------------------------------
       PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended March 31, 2000. The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2001, subject to approval by stockholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

------------------------------------------------------------------------------
                            OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------

                              MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

     The Company's Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                            STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 700 N.E. Fourth Avenue, Camas, Washington, no later than February 14, 2001. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Articles of Incorporation generally provides that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of a meeting of stockholders; provided, however, that if less than thirty-one days' notice of the date of the meeting is given or made to stockholders, such written notice must be delivered to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. The notice must set forth all information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and, as to the stockholder giving such notice, his or her name and address as they appear on the Company's books, and the class and number of shares of the Company which are beneficially owned by such stockholder.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ Phyllis Kreibich

                             PHYLLIS KREIBICH
                             CORPORATE SECRETARY

Camas, Washington
June 15, 2000

                               REVOCABLE PROXY
                          RIVERVIEW BANCORP, INC.

------------------------------------------------------------------------------
                       ANNUAL MEETING OF STOCKHOLDERS
                               July 19, 2000
------------------------------------------------------------------------------

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Riverview Bancorp, Inc. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Riverview Bancorp, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Washington State University Vancouver Campus, 14204 N.E. Salmon Creek Avenue, Vancouver, Washington, on Wednesday, July 19, 2000, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

                                                                    VOTE
                                                        FOR       WITHHELD
                                                        ---       --------

1.  The election as director of the nominees           [   ]        [   ]
    listed below (except as marked to the
    contrary below).

    Robert K. Leick
    Gary R. Douglass


    INSTRUCTIONS:  To withhold your vote
    for any individual nominee, write the
    nominee's name on the line below.


    -------------------------------------

                                                   FOR     AGAINST    ABSTAIN
                                                   ---     -------    -------

2.  The approval of the appointment of            [   ]     [   ]      [   ]
    Deloitte & Touche LLP as independent
    auditors for the fiscal year ending
    March 31, 2001.

3.  In their discretion, upon such other
    matters as may properly come before
    the meeting.

    The Board of Directors recommends a vote "FOR" the above proposals.

------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2000 Annual Report to Stockholders.


Dated:                     , 2000
        -------------------



----------------------------------        -----------------------------------
PRINT NAME OF SHAREHOLDER                 PRINT NAME OF SHAREHOLDER



----------------------------------        -----------------------------------
SIGNATURE OF SHAREHOLDER                  SIGNATURE OF SHAREHOLDER




Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.